SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(AMENDMENT NO. 1)

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Cornerstone Realty Income Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1589139 (IRS Employer Identification No.)

306 East Main Street Richmond, Virginia (Address of principal executive offices)	23219 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series A Convertible Preferred Shares	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates:

N/A

(If Applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

This Form 8-A/A amends the registration statement on Form 8-A filed on July 26, 2001. (Cornerstone Realty Income Trust, Inc. is referred to below as “we,” “us” or “our”).

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of our amended registration statement on Form 8-A/A (amendment No. 1) relating to our common shares dated August 18, 2003 is hereby incorporated by reference into this section.

Item 2. Exhibits.

3.1	Amended and Restated Articles of Incorporation of Cornerstone Realty Income Trust, Inc., as amended (Incorporated by reference to Exhibit 3.1 to Registration Statement filed on Form 8-A/A dated August 18, 2003; SEC File No. 1-12875).

3.2	Bylaws of Cornerstone Realty Income Trust, Inc. (Amended Through February 13, 2003). (Incorporated by reference to Exhibit 3.3 to Annual Report on Form 10-K filed March 28, 2003; SEC File No. 1-12875).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 1 to its registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CORNERSTONE REALTY INCOME TRUST, INC.

By:	/s/ GLADE M. KNIGHT
Glade M. Knight, President

August 18, 2003